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                      FORM OF CHECKER MOTORS CORPORATION
                STATED BENEFIT SALARY CONTINUATION AGREEMENT


            _____________________, hereinafter referred to as the Executive, is performing and will perform valuable services for Checker Motors Corporation, hereinafter referred to as the Corporation.

            The Executive is highly compensated and a managerial employee. The Corporation wants these valuable services to continue and, to aid in providing retirement and death benefits to the Executive and his heirs.

Article 1. RETIREMENT BENEFIT - For purposes of this plan, norman retirement date ("Normal Retirement Date") will be the later of the attainment of age 65 or three years of participation in this plan. The Corporation will pay the Executive, beginning 30 days after his Normal Retirement Date if the Executive is employed until his Normal Retirement Date by the Corporation, $______ per month for a total of 120 months.

                  If the Executive dies after becoming entitled to payments but before 120 payments have been rendered, the unpaid balance will continue to be paid by the Corporation to the beneficiaries named in Supplement A hereto. The Executive's Normal Retirement Date will be ________________.


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Article 2.        DEATH BENEFITS - If the Executive dies before his Normal
                  Retirement Date, the Corporation will pay $_____ 10 days after the receipt of funds payable from the life insurance policies described in Article 4b and $__________ on each of the two consecutive anniversaries of that date to the beneficiaries named in Supplement A hereto. Otherwise payments will be made to the executors or administrators of the last survivor of the Executive and said beneficiaries. Any named beneficiaries may be changed by written amendment by the Executive with the agreement of the Corporation. The Corporation shall agree to all reasonable beneficiary designation changes.

Article 3. EARLY RETIREMENT BENEFITS - In the event the Executive's employment with the Corporation is terminated without cause prior to he Normal Retirement Date for reasons other than death, then beginning on a date to be determined by the Corporation, but in no even later than 30 days from such termination date, the Corporation will commence payments to the Executive of retirement benefits in monthly installments as set forth in Table A below:


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                                  TABLE A

                  Termination Age               Monthly Benefit Payment(1)

                        55                            $
                        62                            $

____________________
(1)   (Interim Values will be provided upon request).

            If the Executive is dismissed for cause by the Corporation, he shall be entitled to retirement benefits only as determined by special arrangement of the Directors of the Corporation. For purposes of this paragraph, "dismissed for cause" is defined as:

                              -     Theft;
                              -     Disclosure of company secrets to
                                    competitors;
                              -     Failure to Satisfactorily perform the
                                    responsibilities of his position.

Article 4.        CONDITIONS -

                  a. The provisions of Section 2 are conditional upon the continuous employment of the Executive by the Corporation until death prior to the normal Retirement Date. If the Executive is not employed by the Corporation upon death, the Corporation will be under no obligation to the Executive's beneficiaries regarding the benefits provided by Section 2.

                  b.    The Corporation has provided a policy of life


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                        insurance upon the life of the Executive to aid it in
                        meeting its obligations under this agreement. Such policy will be identified as such in Supplement A which is attached hereto and is made part hereof. Further, any such policy or policies held by the Corporation and any proceeds therefrom shall be treated as the general assets of the Corporation; and they shall in no way represent the vested, secured or preferred interest of the Executive or his beneficiaries under this agreement; and, the Corporation shall be under no obligation to either procure or continue life insurance in force upon the life of the Executive.

                  c. The Executive agrees that he has, or will, answer truthfully and completely any question or request for information by an insurance company in connection with the issuance of a policy described in the attached Supplement A. If the Executive fails to do so, or dies by suicide, and the liability of the insurer under said policy or policies, if any, is restricted to any degree as a result of such failure or suicide, then the Corporation shall be released from all of its obligations under this agreement.


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Article 5.        LEAVE OF ABSENCE - The Corporation may grant the Executive one or more leaves of absence during which time the Executive shall be considered to be in the employ of the Corporation for purposes of this agreement.

Article 6. ASSIGNABILITY - The benefits provided by Sections 1 and 2 of this agreement will not be subject to garnishment, attachment or any other legal process by the creditors of the Executive or of any person or persons designated as beneficiaries of the agreement.

Article 7. EMPLOYMENT AND OTHER RIGHTS - This agreement creates no rights whatsoever in the Executive to continue in the employ of the Corporation for any length of time, nor does it create any rights in the Executive or obligations on the part of the Corporation except as set forth herein.

Article 8. CLAIMS PROCEDURE - In accord with the Employee Retirement Income Security Act of 1974, the following claims procedure is hereby adopted by the Corporation as the claims procedure for this unfunded non-qualified deferred compensation plan; and, for the purposes of implementing such claims procedure (but not for any other purpose) ______________ is hereby designated as the named fiduciary and plan administrator of this plan:


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                  a.    FILING OF A CLAIM FOR BENEFITS.  A participant or
                        beneficiary of the plan shall make a claim for the benefits provided by delivering a written request to the plan administrator.

                  b. NOTIFICATION TO CLAIMANT OF DECISION. If a claim is wholly or partially denied, notice of the decision, meeting the requirements of paragraph c following, shall be furnished to the claimant within a reasonable period of time after receipt of the claim by the plan administrator.

                  c. CONTENT OF NOTICE. The plan administrator shall provide to every claimant who is denied a claim for benefits, written notice setting forth in a manner calculated to be understood by the claimant, the following:

                        (1)   The specific reason or reasons for the denial;

                        (2) Specific reference to pertinent plan provisions on which the denial is based;

                        (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why any such material or information is necessary; and

                        (4)   An explanation of the plan's claim review


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                              procedure, as set forth in paragraphs d and e
                              following.

                  d. REVIEW PROCEDURE. The purpose of the review procedure, set forth in this paragraph and in paragraph e following, is to provide a procedure by which a claimant under the plan may have a reasonable opportunity to appeal a denial of a claim to the named fiduciary for a full and fair review. To accomplish that purpose, the claimant or his duly authorized representative:

                        (1) May request a review upon written application to the plan administrator;

                        (2)   May review pertinent plan documents; and

                        (3)   May submit issues and comments in writing.

                        A claimant (or his duly authorized representative) shall request a review by filing a written application for review with the plan administrator any time within 60 days after receipt by the claimant of written notice of the denial of his claim.

                  e. DECISION ON REVIEW. The decision on review of a denied claim shall be made in the following manner:

                        (1)   The decision on review shall be made by


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                              the plan administrator, who may in his discretion
                              hold a hearing on the denied claim. The plan administrator shall make his decision promptly, and not later than 60 days after receipt of the request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review.

                        (2) The decision on review shall be in writing and shall include specific reasons for the decisions, written in a manner calculated to be understood by the claimant, and specific references to the pertinent plan provisions on which the decision is based.

            This agreement is solely between the Executive and the Corporation. The Executive and his beneficiaries, designated in Supplement A hereto, shall have recourse only against the Corporation for enforcement. The terms of this agreement shall be binding upon the beneficiaries, heirs, executors and administrators of the Executive and upon the successors and assign of the Corporation.


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            The Corporation requires the Executive to complete 3 years of participation in the plan OR TO RECEIVE THE APPROVAL OF THE DIRECTORS OF THE CORPORATION prior to commencement of any benefits as stated.

EXECUTED this ______ day of ______________, 19__


                                         CHECKER MOTORS CORPORATION
WITNESS:

______________________________          By: ________________________________
                                            Name:
                                            Title:

______________________________              ________________________________
                                                      Executive


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                                SUPPLEMENT A


The following insurance policy has been procured by Checker Motors Corporation (hereinafter referred to as the Corporation) to aid the Corporation in meeting its obligations under the Stated Benefit Salary Continuation Agreement between the Corporation and __________________, as Executive which was executed on the day of ____________, 19___.


            Policy Number                     Face Amount
            -------------                     -----------


This policy will be the policy referred to in the above described agreement.
The Corporation may add policies to an remove policies from this Supplemental in accordance with the terms of said agreement, but before any policy will be deemed added or removed, an amended Supplement A must be executed by the Corporation reflecting such addition or removal.

EXECUTED as of this _____ day of ___________, 19___.


                                        CHECKER MOTORS CORPORATION
WITNESS:

______________________________          By: _______________________________
                                            Name:
                                            Title:

EXECUTIVE BENEFICIARY DESIGNATION:

      Primary Beneficiary ___________________    Relationship __________________

      Contingent Beneficiary ________________    Relationship __________________


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